INDEX

     SECTION                                     PAGE
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     TAX DEFERRED ANNUITY (IDA)
     ENDORSEMENT
              Transferability Restrictions               1
     Premium Payments and Other
              Contributions                              1
              Nonforfeitability                          2
     Limitations on Withdrawals from
              403(h) Annuities                           2
              Direct Rollovers                           3
     Required Distribution While the
              Owner is Alive                             4
     Distribution Upon Death of the
              Owner                                      4
              Loan Restrictions                          7
              General Terms                              7


7421(0103)                                   - I -

         TAX DEFERRED ANNUITY (TDA) ENDORSEMENT
         -----------------------------------------------------------------------
         Effective as of the later of the Date of Issue of this contract or January 1, 2002, this contract is amended and modified to maintain it as qualified under the roles found in Internal Revenue Code (IRC)
         section 403(b) and the Regulations pertaining to that section, as set forth below.

         While this endorsement is in effect, the Owner must he:

            1. the Annuitant;
            2. the Payee; and
            3. one of the chosen human beings in any Payment Option elected by the Owner which has a life contingency.

TRANSFERABILITY
RESTRICTIONS

         This contract is not transferable to anyone except to us. This contract may not be sold, encumbered, or assigned to anyone except to us.

PREMIUM
PAYMENTS AND
OTHER
CONTRIBUTIONS

         Except for transfers and rollover contributions described below, premium payments may only be made by the Owner's employer pursuant to a salary reduction agreement between the Owner and his or her employer, which is a public school system or an organization described in IRC section 501(e)(3), including, but not limited to a:

            1. private or parochial school;
            2. church, as well as conventions or associations of churches;
            3. hospital;
            4. home health service agency; or
            5. health and welfare service agency.

         Rollover contributions in the form of an eligible rollover distribution from an eligible retirement plan, as described in IRC section 402(c), may be made to the contract by the Owner. Contributions can also be made by transfers of monies from other IRC section 403(b) plans whose distribution restrictions are the same or less stringent than those of this contract. However, only amounts which would have been includible in the Owner's gross income if received by the Owner and not rolled over may be rolled or transferred into this contract by the Owner.

         In no event may total contributions exceed the limits of IRC sections 415 or 402(g), as modified by section 414(v).


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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7421(0103)                                                                Page 1
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         For purposes of the incidental death benefit limits, all contracts, policies, and other investment vehicles that contain IRC section 403(b) contributions maintained by the Owner are combined in applying the limits.

NONFORFEITABILITY

         The interest of the Owner is nonforfeitable.

LIMITATIONS ON
WITHDRAWALS
FROM 403(B)
ANNUITIES

         Withdrawals that are in violation of the "premature" distribution rules of IRC section 403(b)(11) may not be made. Withdrawals of the Cash Value attributable to premium payments made after December 31, 1988 through a salary reduction agreement may be made only when the Owner:

            1. attains age 59 1/2;
            2. has a severance from employment;
            3. becomes disabled as defined in IRC Section n(m)(7);
            4. dies; or
            5. has a hardship, as defined in the Internal Revenue Code and
               Regulations issued thereunder.

         In the case of hardship, withdrawals may not exceed an amount equal to the total of all premium payments made through a salary reduction agreement after December 31, 1988 and not previously withdrawn. An Owner who receives a distribution after December 31, 2001 on account of hardship shall be prohibited from making any elective deferral contributions to this contract for 6 months after receipt of the hardship withdrawal.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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7421(0103)                                                                Page 2

DIRECT
ROLLOVERS

         A direct rollover is a payment by the Company to an Eligible Retirement Plan. A Distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan in a direct rollover.

         An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except:

            1. any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for:

               a) the life of the Distributee or the joint lives of the
                  Distributee and the Distributee's designated beneficiary;

               b) the life expectancy of the Distributee or the joint life and last survivor expectancy of the Distributee and the Distributee's designated beneficiary; or

               c) a specified period of ten (10) years or more;

            2. any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code;

            3. any hardship distribution described in IRC section
               401(k){2)(B)(i)(IV) made after 1998; or

            4. any other amounts designated in published federal income tax guidance.

         An Eligible Retirement Plan is a retirement plan described in IRC section 401(a), an individual retirement arrangement described in IRC section 408(a) or 408(b), an arrangement described in IRC section 403(b), or an eligible plan under IRC section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for rollover contributions. However, if the Eligible Rollover Distribution consists of any portion that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), then an Eligible Retirement Plan is only an individual retirement arrangement described in IRC section 408(a) or 408(b), or another 403(b) arrangement which provides separate accounting for amounts rolled over, including separate accounting for after-tax contributions and earnings on those contributions.

         A Distributee includes the Owner. In addition, the Owner's surviving spouse and the Owner's spouse or former spouse who is the alternative payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are Distributees with regard to the interest of the spouse or former spouse.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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7421(0103)                                                                Page 3

REQUIRED
DISTRIBUTION
WHILE THE
OWNER IS ALIVE

         The Owner's entire interest in this contract attributable to amounts that accrued alter December 31, 1986 must either be distributed or begin distribution no later than the Required Beginning Date. The Required Beginning Date is the April 1st of the next calendar year following the later of the calendar years in which the Owner retires from employment with the employer maintaining the 403(b) arrangement or reaches age 70 1/2. All distributions of benefits under this contract shall be governed by IRC sections 401(a)(9), 403(b)(10), and all supporting Regulations, which include the incidental death benefit rules of IRC section 401(a)(9)(G).

         The amount to be distributed each year, beginning with the later of the calendar yean in which the Owner retires from employment with the employer maintaining the 403(b) arrangement or reaches age 70 112 and continuing through the year of death, shall not be less than the quotient obtained by dividing the value of the contract as of the end of the preceding year by the distribution period in the Uniform Lifetime Table in Q&A-l of section 1.401(a)(9)-9 of the Income Tax Regulations, using the Owner's age as of his or her birthday in the year. However, if the Owner's sole designated beneficiary is his or her surviving spouse and such spouse is more than 10 yean younger than the Owner, then the distribution period is determined under the Joint and Last Survivor Table in Q&Aa3 of section 1.401(30)(9)-9, using the ages as of the Owner's and spouse's birthdays in the year.

DISTRIBUTION
UPON DEATH OF
THE OWNER

            1. Death Before Required Beginning Date. If the Owner dies before the Required Beginning Date, his or her entire interest will be distributed at least as rapidly as follows:

               a) If the designated beneficiary is someone other than the
                  Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death, over the remaining life expectancy of the designated beneficiary, with such life-expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the Owner's death, or, if elected, in accordance with item (1)(c), below.

                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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7421(0103)                                                                Page 4

               b) If the Owner's sole designated beneficiary is the Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Owner's death (or by the end of the calendar year in which the Owner would have attained age 70 112, if later), over such spouse's life, or, if elected, in accordance with item (1)(c), below. If the surviving spouse dies before distributions are required to begin. the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death., over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in. accordance with item (t)(c), below. If the surviving spouse dies after distributions are required to begin. any remaining interest will be distributed over the spouse's remaining life expectancy determined using the spouse's age as of his or her birthday in the year of the spouse's death.

               c) If there is no designated beneficiary, or if applicable by operation of item (t)(a) or (t)(b), above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Owner's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under item (l)(b), above).


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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7421(0103)                                                                Page 5

               d) The amount to be distributed each year under item (1)(a) or
                  (b) is the quotient obtained by dividing the value of the contract as of the end of the preceding year by the remaining life expectancy specified in such paragraph. Life expectancy is determined using the Single Life Table in Q&A-l of section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in item (1)(a) or (b) and reduced by 1 for each subsequent year.

            2. Death On or After Requited Beginning Date. If the Owner dies on or after the required beginning date, the remaining portion of his or her interest will be distributed at least as rapidly as follows. These provisions describe the minimum amount which must be distributed in any year and do not limit the ability to take more if the contract provisions permit or require a larger distribution in that year.

               a) If the designated beneficiary is someone other than the
                  Owner's surviving spouse, the remaining interest will be distributed over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the beneficiary's age as of his or her birthday in the year following the year of the Owner's death, or over the period described in item (2)(c), below, if longer.

               b) If the Owner's sole designated beneficiary is the Owner's surviving spouse, the remaining interest will be distributed over such spouse's life or over the period described in item
                  (2)(c), below, if longer. Any interest remaining after such spouse's death will be distributed over such spouse's remaining life expectancy determined using the spouse's age as of his or her birthday in the year of the spouse's death, or, if the distributions are being made over the period described in item (2){c), below, over such period.

               c) If there is no designed beneficiary, or if applicable by operation of item (1)(a) or (2)(b), above, the remaining interest will be distributed over the Owner's remaining life expectancy determined in the year of the Owner's death.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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7421(0103)                                                                Page 6

               d) The amount to be distributed each year under item (2)(a), (b), or (c), beginning with the calendar year following the calendar year of the Owner's death, is the quotient obtained by dividing the value of the contract as of the end of the preceding year by the remaining life expectancy specified in such paragraph. Life expectancy is determined using the Single Life Table in Q&A-l of section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's or Owner's age in the year specified in item
                  (2)(a), (b), or (c} and reduced by 1 for each subsequent year.

            3. The "value" of the contract referenced in items (1)(d) and
               (2)(d), above, includes the amount of any outstanding rollover and transfer under Q&As-7 and ~8 of section 1.408a8 of the Income Tax Regulations.

LOAN
RESTRICTIONS

         Contract loans (under IRC section 72(p). if otherwise available, may not be made while this endorsement is in effect.

GENERAL TERMS

         References to me sections and to Income Tax Regulations arc: intended also to reference: those items as amended and supplemented.

         We may amend any term of this contract without the prior consent of the Owner if such amendment:

            1. applies to all contracts with this endorsement; and 2. is in response to changes to federal law.

         The Owner is fully responsible for compliance with the terms of this endorsement. In the event that any provision of this endorsement is in conflict with a provision of the contract, the terms of this endorsement will control.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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7421(0103)                                                                Page 7

Signed for National Life Insurance Company at its Home Office in Montpelier, Vermont, by


/s/ Patrick E. Welch
----------------------
Chairman, President & CEO


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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7421(0103)                                                                Page 8